CERTIFICATE OF AMENDMENT

                    TO THE ARTICLES OF INCORPORATION OF

                      ENVIRONMENTAL PYROGENICS, INC.



          We, the undersigned, William A. Silvey, Jr., President, and W. Scott Thompson, Secretary, of Environmental Pyrogenics, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                     I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
          The name of the Corporation is "Northport Industries, Inc."
                                    II
          The foregoing amendment was adopted by Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.
                                    III
          Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholders as set forth in Paragraph II above, the 7,888,334 common outstanding shares and the 934,167 non-covertible preferred outstanding shares of the Corporation were reverse split on a basis of 157.7668 for 1, retaining the authorized common shares at 25,000,000 and the par value at one mill ($0.001) per share, and the authorized preferred shares at 12,500,000 and the par value at twenty five cents ($0.25) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation.
                                    IV
          The number of common shares entitled to vote on the amendment was 7,888,334; and the number of preferred shares entitled to vote on the amendment 934,167.
                                     V
          The number of common shares voted in favor of the amendment was 4,800,154, with none opposing and none abstaining. The number of preferred shares voted in favor of the amendment was 642,160, with none opposing and none abstaining.

                              /s/William A. Silvey, Jr.
                              ---------------------------------
                              William A. Silvey, Jr., President


                              /s/W. Scott Thompson
                              ---------------------------------
                              W. Scott Thompson, Secretary

STATE OF TEXAS      )
                    )  ss
COUNTY OF           )

          On the 22nd day of December, 1997, personally appeared before me, a Notary Public, William A. Silvey, Jr., who acknowledged that he is the President of Environmental Pyrogencis, Inc., and that he is authorized to and did execute the above instrument.


                              /s/Maria I. Garcia
                              --------------------------------
                              NOTARY PUBLIC

     (Notary Seal)


STATE OF TEXAS      )
                    )  ss
COUNTY OF           )

          On the 22nd day of December, 1997, personally appeared before me, a Notary Public, W. Scott Thompson, who acknowledged that he is the Secretary of Environmental Pyrogencis, Inc., and that he is authorized to and did execute the above instrument.


                              /s/Maria I. Garcia
                              -------------------------------
                              NOTARY PUBLIC

     (Notary Seal)